                                                              EXHIBIT (a)(1)(E)
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                   AUTOLOGIC INFORMATION INTERNATIONAL, INC.
                                      AT
                             $7.127 NET PER SHARE
                                      BY
                          AUTOLOGIC ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               AGFA CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               AGFA-GEVAERT N.V.

    ----------------------------------------------------------------------
             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
         MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 31, 2001,
                               UNLESS EXTENDED.
    ----------------------------------------------------------------------

                                                                October 3, 2001

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated October 3, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase and any amendments or supplements thereto collectively constitute the "Offer"), relating to the offer by Autologic Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Agfa Corporation, a Delaware corporation ("Parent"), which is in turn a wholly owned subsidiary of Agfa-Gevaert N.V., a company organized under the laws of Belgium, to purchase all of the outstanding shares of Common Stock, $0.01 par value per share (individually, a "Share" and, collectively, "Shares"), of Autologic Information International, Inc., a Delaware corporation (the "Company"), at a price of $7.127 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of September 25, 2001, by and among Parent, Merger Sub and the Company (the "Merger Agreement"). Merger Sub is a corporation newly formed by Parent in connection with the Offer and the transactions contemplated thereby. Also enclosed is the letter to stockholders of the Company from William Shaw, Chairman of the Board of Directors and Chief Executive Officer of the Company, and from Alvin J. Brunner, President of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

   We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

   Accordingly, we request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

   Please note the following:

   1. The tender price is $7.127 per Share, net to the seller in cash, without interest.

   2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on October 31, 2001, unless extended.

   3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that minimum number of Shares which would represent a majority of the Shares that are then outstanding on a fully diluted basis, including all shares which the Company may be required to issue pursuant to obligations outstanding under employee stock option or similar benefit plans, warrants or otherwise. The Offer is also subject to the satisfaction of certain other conditions. See
Section 15 of the Offer to Purchase.

   4. The Offer is being made for all of the outstanding Shares.

   5. Tendering stockholders will not be obligated to pay brokerage fees or commissions (other than pursuant to their individual broker relationship) on the purchase of Shares by Merger Sub pursuant to the Offer. Tendering stockholders will be obligated to pay stock transfer taxes on the transfer of Shares pursuant to the Offer. Certain tax withholding and federal income tax backup withholding may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See "Important Tax Information" in the Letter of Transmittal.

   6. The board of directors of the Company has unanimously (a) determined that the Merger (as defined in the Merger Agreement) is fair to, and in the best interests of, the stockholders of the Company, (b) approved the Offer contemplated in the Merger Agreement and recommended to the stockholders of the Company that they accept the Offer and tender their Shares pursuant thereto, (c) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement (if required) at any meeting of the Company's stockholders that may be called to consider adopting the Merger Agreement and (d) approved and declared advisable each of the Merger Agreement, the Stockholders' Agreement, the Volt Stockholder's Agreement and the Transaction Option Agreement (each as defined in the Merger Agreement). In addition, a special committee of the board of directors of the Company comprised solely of independent directors has (x) determined that the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company (other than Volt Information Sciences, Inc., a Delaware corporation and the majority stockholder of the Company) and (y) recommended to the Company's entire board of directors that it approve the execution and delivery and performance of each of the Merger Agreement, the Stockholders' Agreement, the Volt Stockholder's Agreement and the Transaction Option Agreement.

   7. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the depositary for the Offer, The Bank of New York (the "Depositary"), of (i) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

   If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. For your convenience, enclosed is a return envelope for your completed instruction form. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. Please forward your instructions to us to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

   The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Merger Sub may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

   In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

   Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from Innisfree M&A Incorporated, the Information Agent for the Offer, at (888) 750-5834.
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                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                   AUTOLOGIC INFORMATION INTERNATIONAL, INC.
                                      BY
                          AUTOLOGIC ACQUISITION CORP.

   The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated October 3, 2001, and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer") in connection with the offer by Autologic Acquisition Corp., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Agfa Corporation, a Delaware corporation, which is in turn a wholly owned subsidiary of Agfa-Gevaert N.V., a company organized under the laws of Belgium, to purchase all outstanding shares of Common Stock, $0.01 par value per share (individually, a "Share" and, collectively, the "Shares"), of Autologic Information International, Inc., a Delaware corporation, at a purchase price of $7.127 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

   This will instruct you to tender to Merger Sub the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*: _____________________________________________

Account Number: _______________________________________________________________

Date: _________________________________________________________________________

                                   SIGN HERE

_______________________________________________________________________________
                                 Signature(s)

_______________________________________________________________________________
                                 Print Name(s)

_______________________________________________________________________________
                               Print Address(es)

_______________________________________________________________________________
                       Area Code and Telephone Number(s)

_______________________________________________________________________________
             Taxpayer Identification or Social Security Number(s)

THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.
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*  UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US
   FOR YOUR ACCOUNT ARE TO BE TENDERED.